LITHIA REPORTS RECORD THIRD QUARTER 2018 RESULTS, INCREASES REVENUE 15%
_____________________________________________________

DECLARES DIVIDEND OF $0.29 PER SHARE FOR THIRD QUARTER

Medford, Oregon, October 24, 2018 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest third quarter revenue and earnings per share in company history.

Third quarter 2018 revenue increased 15% to $3.1 billion from $2.7 billion in the third quarter of 2017.

Third quarter 2018 net income per diluted share was $3.84, an 86% increase over $2.07 per diluted share reported in the third quarter of 2017. Adjusted third quarter 2018 net income per diluted share was $2.83, a 30% increase compared to adjusted net income of $2.18 per diluted share in the same period of 2017. Third quarter 2018 net income was $93 million, a 79% increase over $52 million reported in the third quarter of 2017. Adjusted third quarter 2018 net income was $69 million, a 25% increase compared to adjusted net income of $55 million for the same period of 2017.

As shown in the attached non-GAAP reconciliation tables, the 2018 third quarter adjusted results exclude a $1.01 net non-core benefit related to gains on dispositions and tax attributes. The 2017 third quarter adjusted results exclude a $0.11 net non-core charge related to acquisition expenses and storm insurance reserves.

Third Quarter-over-Quarter Operating Highlights:

•	Online traffic up 33% over prior year

•	Total revenues increased 15%

•	Total same store sales increased 1%

•	Adjusted SG&A as a percentage of gross profit was 69.6%

"We achieved record results in the third quarter driven by strong top line growth," said Bryan DeBoer, President and CEO. "Total revenue and gross profit both increased over 15%, and adjusted EPS grew 30%. We are seeing traction in realizing the over $250 million of store earnings potential as operations continue to season and stabilize. Our focus on innovation and diversification is producing results as evidenced by ongoing internal and external investment in digital initiatives."

For the first nine months of 2018, revenues increased 20% to $8.8 billion, compared to $7.4 billion in the first nine months of 2017.

Net income for the first nine months of 2018 was $8.31 per diluted share, compared to $6.19 per diluted share for the same period in 2017. Adjusted net income per diluted share for the first nine months of 2018 increased 19% to $7.41 from $6.24 for the first nine months of 2017.

Technology Partnerships and Corporate Development
As previously announced, during the third quarter, we launched a strategic partnership with Shift Technologies, a San Francisco-based digital retailer, committing $54 million to lead their series D fundraising round. Earlier this month, we announced Shift secured a credit line to acquire used vehicle inventory, providing the capacity to reach $1 billion in revenue. This successful operational collaboration resulted in Lithia receiving additional equity ownership in Shift.

Shift is an innovative platform that provides consumers a digital purchase and selling experience, providing vehicle pickup and delivery at a customer’s location. Shift currently operates throughout California and is the largest used car retailer in the San Francisco Bay Area. Our partnership allows both companies to share technology and scale infrastructure to expand into new markets and capture a dominant share of the $1 trillion U.S. retail vehicle market.

“We continue to expand our omni-channel capabilities,” said Bryan DeBoer, President and CEO. “The partnership with Shift is one example of the external innovation initiatives we are pursuing. It is both a strategic and a financial investment. Their proprietary technology platform is robust: it includes a seamless point of sale mobile application, which provides on-the-spot financing, bank payments, vehicle pricing, and contracting. Consumers can sell vehicles directly to Shift, and have them conveniently picked up at home or work, which is a key advantage in sourcing desirable inventory to retail. Over 80% of the vehicles Shift sells are sourced from consumers, instead of from an auction.”
We recently announced integration of Apple Business Chat in our stores as an inaugural retail partner.  This allows customers to engage with us directly from iOS native apps Messages, Maps, Safari and Siri.  For the majority of our mobile customers, this provides one-click access to service scheduling, vehicle pricing, trade-in offers and financing.  Lithia is among a select group of retailers Apple partnered with to debut Apple Business Chat for U.S. auto shoppers.

We continue to optimize our nationwide network of service and delivery points. In the third quarter, we added a Chrysler Jeep Dodge location in Calallen, Texas, and separated a Subaru franchise into a stand-alone facility in Utica, New York. As announced in September, we completed the divestiture of six stores this quarter, generating approximately $48 million in capital and increasing EPS $0.03 - $0.04 annually.

"Our recent actions further our goal of high performing fulfillment centers reaching coast to coast," said DeBoer. "We reach over 80% of the consumers in the United States with our network of locations. Our strategy is to purchase strong assets that underperform their potential, utilize entrepreneurial store leaders to create a high performing culture and increase earnings, and deploy capital in accretive and innovative ways to serve consumers wherever, whenever and however they desire."

Balance Sheet Update
We ended the third quarter with $31 million in cash and $197 million in availability under our credit facility. Additionally, approximately $302 million of our operating real estate is currently unfinanced, which we estimate could provide $227 million in capital, for total potential liquidity of $455 million.

Dividend Payment and Share Repurchases
Our Board of Directors approved a dividend of $0.29 per share related to third quarter 2018 financial results. We expect to pay the dividend on November 23, 2018 to shareholders of record on November 9, 2018.

Since our last earnings announcement on July 25th, 2018, we have repurchased approximately 946,000 shares, or 4.0% of shares outstanding, at a weighted average price of $81.20 per share. Year to date, we have repurchased approximately 1.6 million shares, or 6.8% of shares outstanding, at a weighted average price of $88.87 per share. Under our existing $250 million share repurchase authorization, approximately $18 million remains available.

Our Board of Directors has increased our share repurchase authorization by an additional $250 million, bringing total funds available for share repurchase to $268 million.

Earnings Outlook
For 2018, our outlook for full year revenue is $11.75 to $12.25 billion and earnings per share of $9.50. Actual results may be affected by items described under Forward-Looking Statements below.

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#294-2018). Consumers can buy, sell and service vehicles digitally or through our 182 nationwide locations. Our mission statement, Growth Powered by People, drives us to continuously improve and to give back to our communities.

Sites
www.lithia.com
www.shift.com

www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
Senior Vice President and Chief Financial Officer
(541) 618-5748

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

•
Expected operating results, such as improved store efficiency and performance; achieving a 2018 full year earnings target of $9.50 per diluted share and all projections set forth under the headings "Earnings Outlook";

•	Our ability to improve store performance;

•	Anticipated acquisition opportunities and additions of dealership locations to our portfolio in the future, and our ability to improve earnings and achieve returns on investments;

•	Anticipated revenues from acquired and open point stores; and

•	Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, adjusted pre-tax margin, EBITDA, adjusted EBITDA, leveraged cash flow and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Revenues:
New vehicle retail	$1,732,950	$1,553,511	11.6%	$4,914,478	$4,147,870	18.5%
Used vehicle retail	805,928	679,180	18.7	2,325,600	1,915,038	21.4
Used vehicle wholesale	91,956	65,739	39.9	253,246	206,754	22.5
Finance and insurance	121,062	101,044	19.8	342,059	282,672	21.0
Service, body and parts	311,327	265,683	17.2	908,431	744,262	22.1
Fleet and other	28,729	15,185	89.2	104,354	86,883	20.1
Total revenues	3,091,952	2,680,342	15.4%	8,848,168	7,383,479	19.8%
Cost of sales:
New vehicle retail	1,632,068	1,465,466	11.4	4,625,155	3,909,168	18.3
Used vehicle retail	719,575	600,522	19.8	2,078,535	1,693,091	22.8
Used vehicle wholesale	90,553	64,565	40.3	248,991	202,351	23.0
Service, body and parts	156,871	133,191	17.8	461,860	376,096	22.8
Fleet and other	26,646	13,577	96.3	98,550	82,829	19.0
Total cost of sales	2,625,713	2,277,321	15.3	7,513,091	6,263,535	19.9
Gross profit	466,239	403,021	15.7%	1,335,077	1,119,944	19.2%
SG&A expense	309,024	282,241	9.5	939,868	782,303	20.1
Depreciation and amortization	19,649	14,828	32.5	55,324	41,598	33.0
Income from operations	137,566	105,952	29.8%	339,885	296,043	14.8%
Floor plan interest expense	(15,958)	(10,629)	50.1	(45,126)	(28,013)	61.1
Other interest expense	(15,010)	(9,905)	51.5	(40,645)	(23,745)	71.2
Other income (expense), net	2,389	1,125	NM	5,422	11,357	NM
Income before income taxes	108,987	86,543	25.9%	259,536	255,642	1.5%
Income tax expense	(15,880)	(34,657)	(54.2)	(53,708)	(99,829)	(46.2)
Income tax rate	14.6%	40.0%		20.7%	39.1%
Net income	$93,107	$51,886	79.4%	$205,828	$155,813	32.1%

Diluted net income per share:
Net income per share	$3.84	$2.07	85.5%	$8.31	$6.19	34.2%

Diluted shares outstanding	24,258	25,076	(3.3)%	24,767	25,158	(1.6)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2018	2017	(Decrease)		2018	2017	(Decrease)
Gross margin
New vehicle retail	5.8%	5.7%	10	bps	5.9%	5.8%	10	bps
Used vehicle retail	10.7	11.6	(90)		10.6	11.6	(100)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	49.6	49.9	(30)		49.2	49.5	(30)
Gross profit margin	15.1	15.0	10		15.1	15.2	(10)

Unit sales
New vehicle retail	48,790	45,452	7.3%		139,314	121,944	14.2%
Used vehicle retail	39,751	34,717	14.5		114,961	97,671	17.7
Total retail units sold	88,541	80,169	10.4		254,275	219,615	15.8

Average selling price
New vehicle retail	$35,519	$34,179	3.9%		$35,276	$34,015	3.7%
Used vehicle retail	20,274	19,563	3.6		20,229	19,607	3.2

Average gross profit per unit
New vehicle retail	$2,068	$1,937	6.8%		$2,077	$1,957	6.1%
Used vehicle retail	2,172	2,266	(4.1)		2,149	2,272	(5.4)
Finance and insurance	1,367	1,260	8.5		1,345	1,287	4.5
Total vehicle(1)	3,498	3,354	4.3		3,471	3,405	1.9

Revenue mix
New vehicle retail	56.0%	58.0%			55.5%	56.2%
Used vehicle retail	26.1	25.3			26.3	25.9
Used vehicle wholesale	3.0	2.5			2.9	2.8
Finance and insurance, net	3.9	3.8			3.9	3.8
Service, body and parts	10.1	9.9			10.3	10.1
Fleet and other	0.9	0.5			1.1	1.2

	Adjusted		As reported		Adjusted		As reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
Other metrics	2018	2017	2018	2017	2018	2017	2018	2017
SG&A as a % of revenue	10.5%	10.3%	10.0%	10.5%	10.7%	10.4%	10.6%	10.6%
SG&A as a % of gross profit	69.6	68.7	66.3	70.0	71.2	68.8	70.4	69.9
Operating profit as a % of revenue	3.9	4.1	4.4	4.0	3.7	4.2	3.8	4.0
Operating profit as a % of gross profit	26.1	27.6	29.5	26.3	24.6	27.4	25.5	26.4
Pretax margin	3.0	3.4	3.5	3.2	2.8	3.5	2.9	3.5
Net profit margin	2.2	2.0	3.0	1.9	2.1	2.1	2.3	2.1

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2018	2017	(Decrease)		2018	2017	(Decrease)
Revenues
New vehicle retail	$1,443,965	$1,480,737	(2.5)%		$3,954,946	$3,998,702	(1.1)%
Used vehicle retail	688,965	655,814	5.1		1,960,126	1,855,211	5.7
Finance and insurance	105,462	97,033	8.7		287,202	273,143	5.1
Service, body and parts	260,683	254,084	2.6		740,725	719,898	2.9
Total revenues	2,594,562	2,566,159	1.1		7,230,131	7,134,877	1.3

Gross profit
New vehicle retail	$82,596	$83,478	(1.1)%		$226,531	$228,625	(0.9)%
Used vehicle retail	77,667	76,836	1.1		218,013	217,190	0.4
Finance and insurance	105,462	97,033	8.7		287,202	273,143	5.1
Service, body and parts	129,720	126,623	2.4		366,878	355,917	3.1
Total gross profit	398,673	386,805	3.1		1,107,344	1,083,312	2.2

Gross margin
New vehicle retail	5.7%	5.6%	10	bps	5.7%	5.7%	—
Used vehicle retail	11.3	11.7	(40)		11.1	11.7	(60)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	49.8	49.8	—		49.5	49.4	10
Gross profit margin	15.4	15.1	30		15.3	15.2	10

Unit sales
New vehicle retail	40,974	43,171	(5.1)%		112,660	117,086	(3.8)%
Used vehicle retail	34,434	33,498	2.8		97,962	94,338	3.8

Average selling price
New vehicle retail	$35,241	$34,299	2.7%		$35,105	$34,152	2.8%
Used vehicle retail	20,008	19,578	2.2		20,009	19,666	1.7

Average gross profit per unit
New vehicle retail	$2,016	$1,934	4.2%		$2,011	$1,953	3.0%
Used vehicle retail	2,256	2,294	(1.7)		2,225	2,302	(3.3)
Finance and insurance	1,399	1,266	10.5		1,364	1,292	5.6
Total vehicle(1)	3,541	3,372	5.0		3,490	3,421	2.0

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	September 30,	December 31,	September 30,
	2018	2017	2017
Days Supply(1)
New vehicle inventory	77	69	64
Used vehicle inventory	64	66	63
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of September 30, 2018
Current ratio	Not less than 1.10 to 1	1.28 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.35 to 1
Leverage ratio	Not more than 5.00 to 1	2.86 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30, 2018	December 31, 2017
Cash and cash equivalents	$31,432	$57,253
Trade receivables, net	470,689	521,938
Inventories, net	2,275,965	2,132,744
Other current assets	47,648	70,847
Total current assets	$2,825,734	$2,782,782

Property and equipment, net	1,248,692	1,185,169
Intangibles	612,972	443,297
Other non-current assets	487,171	271,818
Total assets	$5,174,569	$4,683,066

Floor plan notes payable	1,955,867	1,919,026
Other current liabilities	407,343	381,955
Total current liabilities	$2,363,210	$2,300,981

Long-term debt	1,287,052	1,028,476
Other long-term liabilities and deferred revenue	319,165	270,391
Total liabilities	$3,969,427	$3,599,848

Stockholder's Equity	1,205,142	1,083,218
Total liabilities & stockholders' equity	$5,174,569	$4,683,066

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

	Nine months ended September 30,
	2018	2017
Net income	$205,828	$155,813
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,324	41,598
Stock-based compensation	9,776	8,396
(Gain) on disposal of assets	(91)	(382)
(Gain) on sale of franchises	(15,396)	—
Deferred income taxes	19,446	7,398
(Increase) decrease:
Trade receivables, net	63,419	(13,345)
Inventories	(14,466)	(16,098)
Other assets	12,007	15,207
Increase (decrease):
Floor plan notes payable, net	8,073	12,126
Trade payables	3,645	12,397
Accrued liabilities	8,637	25,907
Other long-term liabilities and deferred revenue	23,084	11,519
Net cash provided by operating activities	$379,286	$260,536

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

	Nine months ended September 30,
Net cash provided by operating activities	2018	2017
As reported	$379,286	$260,536
Floor plan notes payable, non-trade, net	61,705	34,056
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(120,899)	(85,527)
Adjusted	$320,092	$209,065

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30, 2018
	As reported	Disposal gain on sale of store	Tax attributes	Adjusted
Selling, general and administrative	$309,024	15,681	$—	$324,705

Income from operations	137,566	(15,681)	—	121,885

Income before income taxes	$108,987	$(15,681)	$—	$93,306
Income tax benefit (expense)	(15,880)	4,089	(12,848)	(24,639)
Net income	$93,107	$(11,592)	$(12,848)	$68,667

Diluted earnings per share	$3.84	$(0.48)	$(0.53)	$2.83
Diluted share count	24,258

	Three Months Ended September 30, 2017
	As reported	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$282,241	$(1,704)	$(3,516)	$277,021

Income from operations	105,952	1,704	3,516	111,172

Income before income taxes	$86,543	$1,704	$3,516	$91,763
Income tax expense	(34,657)	(943)	(1,380)	(36,980)
Net income	$51,886	$761	$2,136	$54,783

Diluted earnings per share	$2.07	$0.03	$0.08	$2.18
Diluted share count	25,076

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

	Nine Months Ended September 30, 2018
	As reported	Insurance reserves	Acquisition expenses	Disposal gain on sale of store	Tax attributes	Adjusted
Selling, general and administrative	$939,868	$(1,490)	$(3,251)	15,681	$—	$950,808

Income from operations	339,885	1,490	3,251	(15,681)	—	328,945

Income before income taxes	$259,536	$1,490	$3,251	$(15,681)	$—	$248,596
Income tax benefit (expense)	(53,708)	(389)	(853)	4,089	(14,257)	(65,118)
Net income	$205,828	$1,101	$2,398	$(11,592)	$(14,257)	$183,478

Diluted earnings per share	$8.31	0.04	$0.10	$(0.47)	$(0.57)	$7.41
Diluted share count	24,767

	Nine Months Ended September 30, 2017
	As reported	Insurance reserves	Acquisition expenses	OEM settlement	Adjusted
Selling, general and administrative	$782,303	$(5,582)	$(5,653)	$—	$771,068

Income from operations	296,043	5,582	5,653	—	307,278

Other income (expense), net	11,357	—	—	(9,111)	2,246

Income before income taxes	$255,642	$5,582	$5,653	$(9,111)	$257,766
Income tax benefit (expense)	(99,829)	(2,174)	(2,201)	3,423	(100,781)
Net income	$155,813	$3,408	$3,452	$(5,688)	$156,985

Diluted earnings per share	$6.19	$0.14	$0.14	$(0.23)	$6.24
Diluted share count	25,158

Lithia Motors, Inc.
Adjusted EBITDA and Leveraged Free Cash Flow (Unaudited)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$93,107	$51,886	79.4%	$205,828	$155,813	32.1%
Other interest expense	15,010	9,905	51.5	40,645	23,745	71.2
Income tax expense	15,880	34,657	(54.2)	53,708	99,829	(46.2)
Depreciation and amortization	19,649	14,828	32.5	55,324	41,598	33.0
EBITDA	$143,646	$111,276	29.1%	$355,505	$320,985	10.8%

Other adjustments:
Less: used vehicle line of credit interest	$(443)	$(365)	21.4	$(978)	$(2,522)	(61.2)
Less: gain on divestitures	(15,681)	—	NM	(15,681)	—	NM
Add: insurance reserve	—	1,704	NM	1,490	5,582	(73.3)
Add: acquisition expenses	—	3,516	NM	3,251	5,653	(42.5)
Less: OEM legal settlements	—	—	NM	—	(9,111)	NM
Adjusted EBITDA	$127,522	$116,131	9.8%	$343,587	$320,587	7.2%

Leveraged EBITDA
Adjusted EBITDA	$127,522	$116,131	9.8%	$343,587	$320,587	7.2%
Less: Capital expenditures	(41,013)	(39,908)	2.8	(113,386)	(72,174)	57.1
Leveraged EBITDA	$86,509	$76,223	13.5%	$230,201	$248,413	(7.3)%
NM - not meaningful